Exhibit 32.1

Certificate Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of the PBSJ Corporation (the “Company”) hereby certify, to such officers’ knowledge, that:

(i)	the accompanying Annual Report on Form 10-K of the Company for the period ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 18, 2008	/s/ John B. Zumwalt III
John B. Zumwalt III
Chairman of the Board and Chief Executive Officer

Date: December 18, 2008	/s/ Donald J. Vrana
Donald J. Vrana
Senior Vice President, Treasurer and Chief Financial Officer

The certification set forth above is being furnished solely as an Exhibit pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Annual Report of the Company on Form 10-K for the period ending September 30, 2008, or as a separate disclosure document of the Company or the certifying officers.